UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200 Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
On March 31, 2008, Horizon Lines, Inc. (the “Company”) entered into an interest rate swap with Wachovia Bank, N.A. pursuant to a 1992 ISDA Master Agreement dated March 31, 2008, as supplemented and amended by a schedule and confirmation related thereto. The swap transaction contains customary representations and warranties and covenants.
The Company entered into the interest rate swap transaction to hedge the Company’s floating rate interest risk on up to approximately $122 million of the Company’s debt that is currently outstanding under its term loan. The notional amount decreases quarterly in tandem with the amortization of the term loan. The interest rate swap has an effective date of March 31, 2008 and a termination date of August 8, 2012.
The Company is required to make certain fixed rate payments to the counterparty calculated on an initial notional amount of approximately $122 million in exchange for receiving floating payments based on the three month LIBOR rate for the same notional amount. The interest rate swap transaction effectively fixes the annual interest rate payable on the Company’s term loan debt which may exist under the Company’s credit agreement, at 3.02% plus an applicable margin, which is currently 1.50%. The Company may enter into additional swap transactions in the future from time to time.
A copy of the press release issued by the Company regarding the interest rate swap is attached as Exhibit 99.1 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 1, 2008, M. Mark Urbania notified the Company that he was resigning from his position as Executive Vice President, Chief Financial Officer and Assistant Secretary effective as of April 4, 2008.
On April 3, 2008, Michael T. Avara was appointed as Senior Vice President and Chief Financial Officer of the Company, effective as of April 4, 2008. Mr. Avara, 49, has served as Vice President, Investor Relations and Treasurer of the Company since March 2005 and as Treasurer of the Company from March 2004 through March 2005. Prior to working for the Company, Mr. Avara served as the Assistant Vice President of Corporate Finance at CSX Corporation from February 2002.
A copy of the press release issued by the Company regarding the resignation of Mr. Urbania and the appointment of Mr. Avara is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated April 4, 2008.
99.2	Press release, dated April 3, 2008.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: April 4, 2008	By:	/s/ Robert S. Zuckerman
Robert S. Zuckerman
Vice President, General Counsel and Secretary